EXHIBIT 99.3

Cilion, Inc.

Financial Report
June 30, 2012

Contents

Financial Statements
Unaudited Consolidated Balance Sheets	1
Unaudited Consolidated Statements of Operations	2
Unaudited Consolidated Statements of Cash Flows	3
Notes to Unaudited Consolidated Financial Statements	4-11

Cilion, Inc.

Consolidated Balance Sheet

	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$709,559	$908,174
Accounts receivable	2,863,195	479,863
Prepaid expenses and other	35,989	62,948
Equipment held for sale	2,323,352	4,263,383
Deferred loan fees, net	31,184	53,124

Total current assets	5,963,279	5,767,492

Property and equipment, net	37,314,758	38,908,299
Deposits	50,000	50,000
Investments	-	1,700,000
Other assets	97,264	95,159
	37,462,022	40,753,458

	$43,425,301	$46,520,950

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$15,787	$27,004
Other accrued expenses	13,000	20,148
Current portion of long-term debt	1,931,129	3,842,500

Total current liabilities	1,959,916	3,889,652

Deferred income taxes	314,733	314,733

STOCKHOLDERS' EQUITY
Series A	39,990,650	39,990,650
Series B	159,679,749	159,679,749
Series B Warrants	1,434	1,434
Series C	3,987,393	3,987,393
Common stock	10,025	10,025
Additional paid in capital	25,645	25,645
Accumulated deficit	(162,544,244)	(161,378,331)
	41,150,652	42,316,565

	$43,425,301	$46,520,950

See Notes to Unaudited Consolidated Financial Statements.

Cilion, Inc.

Consolidated Statement of Operations

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)

Plant rents	$1,500,000	$900,000

Selling, general and administrative expenses	1,334,897	1,505,209
Interest expense	44,494	87,677
Impairment of Assets	-	2,088,986
Loss on sale of investment	1,350,000	-
Loss /(Gain) on equipment held for sale and other assets	(66,740)	589,485
Operating expenses	2,662,651	4,271,357

Other income	112,201	-

Net loss	$(1,050,449)	$(3,371,357)

See Notes to Unaudited Consolidated Financial Statements.

Cilion, Inc.

Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,050,449)	$(3,371,357)
Adjustments to reconcile net (loss) to cash used in operating activities:
Depreciation and amortization	1,094,771	1,213,749
Impairments of equipment held for resale	-	2,088,986
Loss /(Gain) on equipment held for sale and other assets	(66,740)	589,485
Loss on sale of Western Ag Holdings	1,350,000	-
Forfeiture of employee options	-	(11,469)
Changes in operating assets and liabilities:
Prepaids and other current assets	29,033	219,300
Receivables	(1,621,793)	(464,219)
Accounts payable and other accrued expenses	(93,322)	(77,679)
Net cash provided by (used in) operating activities	(358,500)	186,796

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment held for sale	684,743	550,811
Proceeds from sale of Western Ag Holdings	350,000	-
Purchase of equipment	(590,735)	-
Net cash provided by investing activities	444,008	550,811

CASH FLOWS FROM FINANCING ACTIVITIES
Loan fees incurred	-	(10,000)
Payments on term loan	(373,363)	(1,971,132)
Proceeds from Series C	-	10,362
Net cash (used in) financing activities	(373,363)	(1,970,770)

Net (decrease) in cash and cash equivalents	(287,855)	(1,233,163)

CASH AND CASH EQUIVALENTS
Beginning of the period	997,414	2,141,337
End of the period	$709,559	$908,174

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$44,494	$86,813

See Notes to Unaudited Consolidated Financial Statements.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 1.  Nature of Operations

Cilion, Inc. and Subsidiaries (hereinafter referred to as Cilion or the Company) was organized on May 16, 2006, under the laws of the state of Delaware to construct and operate several fuel grade ethanol plants (Plants). Construction on the Company’s first plant began in August 2006 in Keyes, California. The Keyes plant began production in November 2008 with a capacity of 55 million gallons of ethanol per year on an undenatured basis. The plant sold its co-product wet distillers grain to local dairies as feed. In April 2009, the Company decommissioned the Keyes plant to prevent further loss of equity due to negative margin operating conditions.

In December 2009, the Company entered into a lease agreement with Aemetis, Inc. for the lease of the plant with an initial term of 36 months and monthly rentals of $250,000, plus all costs associated with the plant.  Lease payments began upon Substantial Completion of the retrofit and commencement of operations.  Substantial Completion was declared April 1, 2011 and under the management of Aemetis, Inc., the plant resumed operation in April 2011.

Note 2.  Summary of Significant Accounting Policies

Principles of consolidation and other investments:  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, EE Leasing, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated balance sheets as of June 30, 2012 and 2011, the consolidated statements of operations for the six months ended June 30, 2012 and 2011, and the consolidated statements of cash flows for the six months ended June 30, 2012 and 2011 are unaudited.  The consolidated financial statements in this report should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2011.

The accompanying unaudited interim consolidated financial statements as of June 30, 2012 and 2011, and for the six months ended June 30, 2012 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

In the opinion of management, the unaudited interim consolidated financial statements for the six months ended June 30, 2012 and 2011 have been prepared on the same basis as the audited consolidated statements as of December 31, 2011 and reflect all adjustments, consisting primarily of normal recurring adjustments, necessary for the fair presentation of its statement of financial position, results of operations and cash flows. The results of operations for the six months ended June 30, 2012 and 2011 are not necessarily indicative of the operating results for any subsequent quarter, for the full fiscal year or any future periods.

For investments in which the Company owns less than 20% of the nonvoting shares and does not have significant influence over operating and financial policies of the investees, the cost method of accounting is used. Under the cost method of accounting, the Company does not record its share in the earnings and losses of the companies in which it has an investment.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 2.  Summary of Significant Accounting Policies (Continued)

Use of estimates:  The preparation of financial statements in conformity with U.S generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:  The Company rents its ethanol plant to a customer.  Rental income is recognized on a monthly basis over the term of  sixty months of the rental agreement. Rental income is paid to the Company in monthly installments of $250,000.

Cash and cash equivalents:  The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2012 and 2011, the Company’s cash equivalents were comprised primarily of cash. The Company’s cash equivalents are subject to potential credit risk. The Company’s cash management and investment policies restrict investments to investment grade, highly liquid securities. The carrying value of cash and cash equivalents approximates fair value.

Accounts receivable:  Accounts receivable are recorded at their estimated net realizable value. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are written off. The Company’s estimate of the allowance for doubtful accounts is based on historical experience, its evaluation of the current status of receivables, and unusual circumstances, if any. At June 30, 2012 and 2011 the Company was of the belief that such amounts would be collectible and thus an allowance was not considered necessary. It is possible this estimate will change in the future.

Equipment held for sale:  Long lived assets classified as held for sale are measured at the lower of carrying amount or net realizable value (fair value, less cost to sell).  Long-lived assets are not depreciated while classified as held for sale.  Assets held for sale are included in current assets in the consolidated balance sheet since the Company expects to dispose of them within the next 12 months.

Property and equipment:  Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives with the following estimated useful lives:

Years

Building and improvements	20
Vehicles	5
Office furnishings and computer related	3 - 7
Equipment, not process related	7
Machinery and equipment	20

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 2.   Summary of Significant Accounting Policies (Continued)

Land and permanent land improvements are capitalized at cost. Nonpermanent land improvements and construction in progress are capitalized and depreciated upon the commencement of operations of the property.

Impairment of long-lived assets:  We assess the impairment of long-lived assets, including property and equipment and purchased intangibles subject to amortization, when events or changes in circumstances indicate that the fair value of assets could be less than their net book value. In such event, we assess long-lived assets for impairment by determining their fair value based on the forecasted, undiscounted cash flows the assets are expected to generate, plus the net proceeds expected from the sale of the asset. An impairment loss would be recognized when the fair value is less than the related asset’s net book value, and an impairment expense would be recorded in the amount of the difference. Forecasts of future cash flows are judgments based on our experience and knowledge of our operations and the industries in which we operate. These forecasts could be significantly affected by future changes in market conditions, the economic environment, including inflation, and capital spending decisions of our customers.

Deferred loan fees:  Fees and costs related to securing debt financing are recorded as deferred loan fees.   Deferred loan fees are stated at cost and amortized using the effective interest method over the term of the loans.

Income taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On January 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction and various other state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, or state and local income tax examinations by tax authorities for years before 2007.  It is difficult to predict the final timing and resolution of any particular uncertain tax position.  Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 2.   Summary of Significant Accounting Policies (Continued)

Subsequent events:  The Company has evaluated subsequent events through October 30, 2012, the date on which the financial statements were available to be issued.  See Notes 3, 7 and 10 for a discussion of the subsequent event noted.

Note 3.   Plan of Merger and Subsequent Event

On July 6, 2012, the Company entered into an agreement and plan of merger for 100% of the stock of the Company in exchange for $16,500,000, a $5,000,000 subordinated note, plus all cash and cash equivalents held by the Company, less any indebtedness and transaction expenses and 20,000,000 shares of Aemetis Inc. common stock.

Note 4.   Property and Equipment

Property and equipment consisted of the following at June 30, 2012 and 2011:

	2012	2011

Land	$1,996,284	$1,996,284
Building and Improvements	9,892,748	9,892,748
Vehicles	11,391	11,391
Office furnishings and computer related	144,750	144,750
Machinery and equipment	37,961,931	37,371,198
Less accumulated depreciation	(12,692,346)	(10,508,072)
Property and equipment, net	$37,314,758	$38,908,299

Note 5.  Equipment Held for Sale

Additional equipment and materials have been purchased for sites beyond Keyes.  The balance for these items was approximately $2,323,000 and $4,263,000 as of June 30, 2012 and 2011, respectively.  This equipment and material is classified in the accompanying balance sheet as equipment held for sale and has been recorded at its fair market value less estimated costs to sell.

During 2012 and 2011 the Company sold a portion of these assets for approximately $685,000, and $550,000, respectively, and recognized gain of approximately $67,000  and  loss of $10,000, respectively. Management has evaluated the equipment available for sale for possible impairment based on projected future cash flows from their sale.  In determining future cash flows, the Company has made significant assumptions concerning the fair market value of the equipment based on their recent sales, mentioned above, and quotes obtained from industry experts.  Management recorded impairment charges of approximately $4,000 and $2,100,000 million for the six months ended June 30, 2012 and 2011, respectively.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 6.  Investments and  Related Party

In August 2006, Western Milling, LLC, a related party as described in note 10, assigned to the Company 100% of the membership units of Western Ag Holdings, LLC, an Iowa limited liability company, for consideration of $2,000,000. Western Ag Holdings, LLC’s sole transaction in 2006 was an investment of $2,000,000 in E Energy Adams, LLC, a Nebraska limited liability company, for 200 membership units, or approximately 3.9% of the entity. The investment is accounted for under the cost method.  During the year ended December 31, 2009, the Company recorded an impairment charge of $300,000 for this investment.

During the six month ended June 30, 2012, Western Milling, LLC repurchased 100% of Western Ag Holdings, LLC for $350,000, resulting in a net loss on the sale of this investment of $1,350,000.

Note 7.   Bank Financing and Subsequent Event

Long term debt and line of credit obligations at June 30, consisted of the following:

	2012	2011

Term loan, interest at LIBOR plus 400 basis points,
(4.75% at June 30, 2012 and 4.27% at June 30, 2011 )	$1,931,129	$3,842,500

In August 2011, the Company entered into a 3rd Amendment to its credit agreement.  As part of the amendment, Co Bank was replaced as the administrator by Farm Credit Services of America.  The note had a principal balance of $3,500,000 and no further advances will be made.  Monthly principal payments are due and are equal to 75% of the gross monthly rental revenue (currently $187,500) or $200,000 if the plant is not rented.  Additional principal payments are due and equal to 75% of any net monthly equipment sale proceeds and any amounts of cash held by the Company that exceed $1,500,000 at any quarter-end.  Interest is payable monthly and accrues at LIBOR plus 4.5 % with a floor of 5%.  The note is secured by a blanket lien on all assets.

Subsequent to June 30, 2012, as part of the merger agreement discussed in Note 3, the outstanding balance was satisfied in full from the merger proceeds.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 8.   Stockholder’ Equity

Common and Preferred Stock

The Company is authorized to issue 413,913,544 shares of stock, consisting of (a) 214,631,772 shares of Common Stock, $0.001 par value per share, and (b) 199,281,772 shares of Preferred Stock, par value $0.001 per share, of which 40,000,000 shares are designated Series A Convertible Preferred Stock (Series A Preferred Stock), 31,893,237 shares are designated Series B Convertible Preferred Stock (Series B Preferred Stock) and 127,388,535 Series C Preferred Stock, par value $0.001 per share (Series C Preferred Stock). The Series C Preferred stock ranks senior to all stock. The Series A Preferred Stock and Series B Preferred Stock rank equally with any other series of Preferred Stock and senior to the Common Stock as to any dividends and upon a liquidation event, as defined.

Except for dividends payable on the Series C Preferred, the Company may not pay any dividends unless the holders of the Series A Preferred Stock and Series B Preferred Stock are first paid a dividend on each outstanding share of Preferred Stock in an amount at least equal to the greater of: i) 8% of the original issue price per year after the date of the issuance the Preferred Stock or ii) the amount of dividend calculated as if the Preferred Stock had been converted into Common Stock, as defined. Dividends are payable only when and if declared by the Board of Directors. In the event of any liquidation, the holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive an amount per share equal to the sum of i) the original issue price of the Preferred Stock and ii) any declared but unpaid dividends on a pro-rata basis. Funds remaining available for distribution to stockholders, if any, are then distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each holder.

Each share of Series A Preferred Stock (original issue price – $1.00) Series B Preferred Stock (original issue price – $5.62) and Series C Preferred Stock (original issue price $.0314) are convertible, at the holder’s option, into the number of common shares determined by dividing the original issue price for the respective series of preferred stock by the corresponding conversion price, as defined, in effect at the time of conversion. All shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, upon the earliest to occur of the following:

(i)    Upon the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (A) the public offering price per share is at least three (3) times the Original Issue Price of the Series B Preferred Stock and (B) the net cash proceeds to the Corporation (after deduction of underwriting discount, commissions and expenses of sale) are at least $100,000,000 (a "Qualified Public Offering").

(ii)    In the case of the Series A Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 60% of the outstanding shares of Series A Preferred Stock voting together as a single class.

(iii)    In the case of the Series B Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting together as a single class.

(iv)    In the case of the Series C Preferred Stock, upon the Corporation's receipt of the vote at a meeting of stockholders or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred Stock voting together as a single class.

Each share of Series A Preferred Stock Series, B Preferred Stock and Series C Preferred Stock entitle the holder to a number of votes equaling the number of shares of Common Stock into which each share of preferred stock is convertible. The holders of Common Stock have the right to one vote for each share of Common Stock held by them.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 8.  Stockholder’ Equity (Continued)

The Company is required to reserve and keep available out of its authorized but unissued shares of common stock such number of shares sufficient to effect the conversion of all outstanding shares of convertible preferred stock and to provide for the exercise of options granted and available for grant under the Company’s 2006 Incentive Stock Plan. At June 30, 2012 and 2011 Common Stock outstanding and reserved for issuance is summarized as follows:

Common stock outstanding	9,350,000
Restricted stock outstanding	1,000,000
Shares reserved for conversion of convertible preferred stock	196,404,315
Shares reserved for exercised options	675,100
Shares reserved for outstanding options	80,000
Shares reserved for stock option plan	7,184,900
Warrants related to Series-B placement	1,434,282
216,128,597

Stock Option/Stock Issuance Plan

On June 9, 2006, the Company’s Board of Directors approved the 2006 Stock Option/Stock Issuance Plan and initially reserved 4,000,000 shares of common stock for issuance thereunder.

Under the Plan, incentive stock options may be granted to employees, and nonstatutory stock options may be granted to employees, directors, and consultants. Options are granted at an exercise price of not less than the fair value per share of the common stock on the date of the grant and expire not later than ten years from the date of the grant. Options under the Plan generally vest 25% one year after the date of the grant and then on a monthly pro-rata basis over the following 36 months. The Company has altered the option plan in that options now vest 20% one year after the anniversary or grant date and then on a monthly basis for the following 48 months. Options are fully exercisable as of the date of the grant, provided that upon employee termination, the Company has the right to repurchase unvested shares at the exercise price.

No stock option activity occurred under the Plan during the period ended June 30, 2012 and 2011.

The Company used the Black-Scholes model for valuing share-based awards granted. The expected term of the awards represents the weighted-average period the stock options are expected to remain outstanding which assumes that the employees’ exercise behavior is a function of the option’s remaining contractual life. The Company’s expected volatility assumption uses the historical volatility of the Company’s public competitors, adjusted to consider the Company’s private company status. The Company also used independent third-party valuations of the Company’s stock to determine the fair market value of the stock. Since the Company does not pay dividends, the expected dividend yield is zero. The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s employee stock options. The postvesting forfeiture rate is based on the Company’s historical option cancellation and employee exercise information.  In addition, as part of the merger agreement, all options associated with the stock of the Company were terminated.

Cilion, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 8.   Stockholder’ Equity (Continued)

Non-Employee Warrants

In connection with the sale of the Series B Preferred Stock, the Company issued warrants for $.001 per warrant share to purchase, at $5.62 per share and subject to adjustments as defined, 1,434,282 shares of Series B Preferred Stock. The exercise period expires on the earlier of August 29, 2013, the closing of a change in control as defined, or an initial public offering of the Company’s common stock as defined. In lieu of exercising the warrants for cash, the holder of the warrants may elect to receive shares equal to the value of warrant in a cashless exercise. In 2012, no warrants were exercised.

No warrant activity occurred during the periods ended June 30, 2012 and 2011:

The following information applies to warrants outstanding at June 30

			Weighted-		Weighted-
			Average		Average
			Exercise		Exercise
		Average	Price of		Price of
	Warrants	Remaining	Warrants	Warrants	Warrants
	Outstanding	Life	Outstanding	Exercisable	Exercisable

$5.62 Warrants	1,434,282	3.6	$5.62	1,434,282	$5.62

Note 9.  Contingencies

Litigation

The Company is involved from time to time in routine legal matters incidental to its business. In the opinion of the Company’s management, resolution of such matters will not have a material effect on its financial position or results of operations.

Note 10.  Related-Party Transactions and Subsequent Event

The Company’s Chairman of the Board and indirect significant shareholder has a significant membership interest in Western Milling, LLC (Western Milling). In 2008, The Company entered into a Corn Procurement Agreement with Western Milling to procure corn and provide logistic rail delivery services for the use by the Keyes Ethanol Plant.  During 2012  and 2011 the Company purchased no bushels of corn under the terms of this agreement.  Fees incurred for 2012 and 2011 were approximately $16,000 and $10,000, respectively.  The Company had no amount due to Western Milling at June 30, 2012 and approximately $200 at June 30, 2011.

In addition, as part of the merger agreement, Western Milling agreed to purchase a boiler and two evaporators with a carrying cost of $560,000  for $635,000.  The agreement also required the termination of the corn procurement agreement.  As part of the procurement agreement, a fee to reimburse Western Milling for the construction of corn storage facilities is required.  Both parties agreed to a settlement of approximately $591,000 to be paid from merger proceeds that gives title of the corn storage facilities to the Company.